EXHIBIT 4.1
EXECUTION COPY

GLOBAL INDUSTRIES, LTD.
2.75% Senior Convertible Debentures due 2027
INDENTURE
Dated as of July 27, 2007
WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

i

Exhibit A	—	Form of Debenture
Exhibit B	—	Form of Restrictive Legend for Common Stock Issued Upon Conversion

     INDENTURE dated as of July 27, 2007 between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
     WHEREAS, the Company has duly authorized the creation of an issue of its 2.75% Senior Convertible Debentures due 2027 (the “Debentures”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Debentures, when the Debentures are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01. Definitions.
     “Additional Interest” has the meaning specified for Additional Interest in Section 3(a) of the Registration Rights Agreement.
     “Additional Interest Notice” has the meaning specified in Section 4.08.
     “Additional Shares” has the meaning specified in Section 10.05.
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent Members” has the meaning specified in Section 2.08(b)(vi).
     “Applicable Consideration” has the meaning specified in Section 10.07.
     “Bankruptcy Law” has the meaning specified in Section 6.01.
     “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
     “Closing Date” means the date of this Indenture.
     “Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the shares of Common Stock are (or the other security is) traded or, if the shares of Common Stock are (or the other security is) not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company to make such determination. The Closing Sale Price shall be determined without reference to extended or after hours trading.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 10.07, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
     “Company Repurchase Notice” has the meaning specified in Section 3.06.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.
     “Conversion Agent” has the meaning specified in Section 2.05.
     “Conversion Date” has the meaning specified in Section 10.02.
     “Conversion Notice” has the meaning specified in Section 10.02.
     “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” means initially 28.1821 shares of Common Stock per $1,000 principal amount of Debentures, subject to adjustments as set forth herein.
     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, National Association, Corporate Trust Services, 625 Marquette Avenue, N9311-110, Minneapolis, MN 55479, Attention: Jeffery Rose, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
     “Current Market Price” has the meaning specified in Section 10.06(g).
     “Custodian” has the meaning specified in Section 6.01.
     “Daily Conversion Value” has the meaning specified in Section 10.13.
     “Daily Settlement Amount” has the meaning specified in Section 10.13.

     “Debentureholder” or “Holder” means the Person in whose name a Debenture is registered on the Registrar’s books.
     “Debentures” means any Debentures issued, authenticated and delivered under this Indenture, including any Global Debentures.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Debentures. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Determination Date” has the meaning specified in Section 10.06(k).
     “Distributed Assets” has the meaning specified in Section 10.06(d).
     “DTC” means The Depository Trust Company.
     “Effective Date” has the meaning specified in Section 10.05.
     “Event of Default” has the meaning specified in Section 6.01.
     “ex” date, when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” has the meaning specified in Section 10.06(g).
     “Fiscal Quarter” means, with respect to the Company, a fiscal quarter of the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.
     “Fundamental Change” means the occurrence of any of the following after the original issuance of the Debentures:
     (a) the consummation of any transaction (other than any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to be voted by the holder thereof in the election of the Board of Directors (or comparable body); or

     (b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
     (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (d) the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act) (other than one of the Company’s Subsidiaries), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act) (other than one of the Company’s Subsidiaries), other than:
     (i) any transaction pursuant to which the holders of the Company’s Capital Stock entitled to vote generally in elections of the Board of Directors immediately prior to such transaction collectively have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of the board of directors (or comparable body) of the continuing or surviving person (or any parent thereof) immediately after giving effect to such transaction; or
     (ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
     (e) the termination of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Debentures are convertible is not listed for trading on a United States national securities exchange (including The Nasdaq Global Select Market or The Nasdaq Global Market) or any similar United States system of automated dissemination of quotations of securities prices, and no depositary receipts or other similar instruments representing common equity interests that are so listed are approved for listing in the United States.
     However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (a) or (d) above consists of shares of Common Stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange or quoted on The Nasdaq Global Select Market or The Nasdaq Global Market and, as a result of the transaction or transactions, the conversion obligation of the Company in respect of the Debentures and the

Conversion Rate are adjusted in accordance with Section 10.07 or 10.15, as applicable.
     “Fundamental Change Repurchase Date” has the meaning specified in Section 3.04(a).
     “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Debenture” has the meaning specified in Section 2.02.
     “Indebtedness” means, with respect to any Person, all indebtedness of such Person for borrowed money.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Initial Purchasers” means each of Lehman Brothers Inc., Calyon Securities (USA) Inc., Natexis Bleichroeder Inc. and Fortis Securities LLC (each, an “Initial Purchaser”).
     “interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including defaulted interest, Additional Interest, if any, payable under the terms of the Registration Rights Agreement and additional interest, if any, payable pursuant to Section 6.13.
     “Legal Holiday” has the meaning specified in Section 11.08.
     “Market Disruption Event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time on such day.
     “Maturity Date” means August 1, 2027.

     “Non-Stock Change of Control” means a transaction described under clause (a) or clause (d) in the definition of Fundamental Change pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange (including The Nasdaq Global Select Market or The Nasdaq Global Market).
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Paying Agent” has the meaning specified in Section 2.05.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.
     “Principal” of a Debenture means the principal of the Debenture plus the premium, if any, payable on the Debenture that is due or overdue or is to become due at the relevant time.
     “protected purchaser” has the meaning specified in Section 2.09.
     “Purchase Agreement” means the Purchase Agreement dated July 23, 2007, among the Company and the Initial Purchasers relating to the offering and sale of the Debentures.
     “Purchased Shares” has the meaning specified in Section 10.06(f).
     “Record Date” means, with respect to any interest payment date of the Debentures, the January 15 and July 15 preceding the applicable February 1 and August 1 interest payment date, respectively.
     “Reference Period” has the meaning specified in Section 10.06(d).

     “Register” has the meaning specified in Section 2.05.
     “Registrar” has the meaning specified in Section 2.05.
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of July 27, 2007 among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.
     “Repurchase Date” has the meaning specified in Section 3.05(a).
     “Repurchase Notice” has the meaning specified in Section 3.04(c).
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.
     “Restricted Securities” has the meaning specified in Section 2.08(c).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Significant Subsidiary” means any Subsidiary of a Person that would be a “Significant Subsidiary” of the Person within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
     “Spin-off” has the meaning specified in Section 10.06(d).
     “Spin-off Valuation Period” has the meaning specified in Section 10.06(d).
     “Stock Price” has the meaning specified in Section 10.05.
     “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is provided on The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
     “Trading Price” means, with respect to a Debenture on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers; provided that if two such bids cannot reasonably be obtained by the Trustee, but one such bid can be reasonably obtained by the Trustee, then this one bid will be used; and provided further that, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Debentures from a nationally recognized securities dealer, then, for the purposes of Section 10.01(a)(vii) only, the Trading Price per $1,000 principal amount of Debentures will be deemed to be less than 98% of the product of (a) the applicable Conversion Rate on such determination date and (b) the Closing Sale Price of a share of Common Stock on such determination date.
     “Trigger Event” has the meaning specified in Section 10.06(d).
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
     “Volume Weighted Average Price” has the meaning specified in Section 10.13.
     “Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
     Section 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Debentures.
     “indenture security holder” means a Debentureholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     Section 1.03. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation; and
     (5) words in the singular include the plural and words in the plural include the singular.
ARTICLE 2
The Debentures
     Section 2.01. Designation, Amount and Issuance of Debentures. The Debentures shall be designated as “2.75% Senior Convertible Debentures due 2027”. The Debentures will initially be issued in the aggregate principal amount of $325,000,000 (or up to $375,000,000 if the Initial Purchasers’ option to purchase additional Debentures set forth in the Purchase Agreement is exercised in full). The Company may issue additional Debentures in accordance with Section 2.14. Upon the execution of this Indenture, or from time to time thereafter, Debentures may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver

Debentures upon a written order of the Company, such order signed by an Officer of the Company, without any further action by the Company hereunder.
     Section 2.02. Form of the Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Debentures attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Debentures, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The PORTAL Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.
     So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Debentures”). The transfer and exchange of beneficial interests in any such Global Debentures shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.08(b), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Debenture.
     Any Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect issuances, redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such

Debentures in accordance with this Indenture. Payment of principal of, and interest on, any Global Debentures shall be made to the Depositary in immediately available funds.
     Section 2.03. Date and Denomination of Debentures; Payment at Maturity; Payment of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debentures attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     On the Maturity Date, each Holder shall be entitled to receive on such date the principal amount of the Debentures held and accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Debentures, such principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Debentures, such principal and interest will be payable at the Company’s office or agency maintained for that purpose, which initially will be the Corporate Trust Office.
     The Person in whose name any Debenture is registered on the Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon maturity will be payable to the Person to whom principal is payable upon maturity.
     Notwithstanding the foregoing, any Debentures or portion thereof surrendered for conversion during the period after the Record Date for any interest payment date and ending prior to the corresponding interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest and any additional interest due under Section 6.13) otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the corresponding interest payment date, (2) if a Holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such Debentures.
     Except as provided above, the Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided that at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Debentures duly delivered to the Trustee at least five Business Days prior to the relevant interest payment date, provided that at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.
     Section 2.04. Execution and Authentication. One or more Officers shall sign the Debentures for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.
     A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Debentures. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
     Section 2.05. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Debentures may be presented for payment (the “Paying Agent”) and an office or agency where the Debentures may be presented for conversion (the “Conversion Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Debentures (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Debentures, (ii) the custodian with respect to the Global Debentures and (iii) the Conversion Agent.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.
     The Company may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Paying Agent, Registrar or Conversion Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.
     Section 2.06. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Debenture, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 2.07. Debentureholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Debentureholders.
     Section 2.08. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.
     Upon surrender for registration of transfer of any Debentures to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.
     All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to any Holder for any registration of, transfer or exchange of Debentures, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.
     Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Debentures for a period of fifteen calendar days next preceding date of mailing of a notice of redemption, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, except for the unredeemed portion of any Debentures being redeemed in part, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 10, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.04 or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05.
     (b) The following provisions shall apply only to Global Debentures:
     (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or a custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.
     (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or (B) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debentures exchanged pursuant to this Section 2.08(b)(ii) shall be so exchanged in whole and not in part.
     (iii) In addition, certificated Debentures will be issued in exchange for beneficial interests in a Global Debenture upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Debentures or this Indenture, including its rights following the occurrence of an Event of Default.
     (iv) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debentures or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debentures to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Debenture, the Trustee acting as custodian for the Global Debentures for the Depositary or its nominee with respect to such Global Debentures, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debentures issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Debentures in definitive, fully registered form, without interest coupons.
     (vi) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debentures registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debentures.
     (vii) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, to reflect such reduction.
     (c) Until the expiration of the holding period applicable to sales of Debentures under Rule 144(k) under the Securities Act (or any successor provision), (1) any certificate evidencing a Debenture shall bear a legend in substantially the form identified as the “Restricted Security Legend” (the “Restricted Security Legend”) in the form of Debenture set forth in Exhibit A and (2) any certificate representing Common Stock issued upon conversion of the Debentures shall bear a legend in substantially the form of Exhibit B, unless such Debenture (or such Common Stock) has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.
     Every Debenture (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the legend required by this Section 2.08(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) and such legends, unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the Holder of any Restricted Securities, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     In connection with any transfer of the Debentures that are Restricted Securities prior to the date two years after the last date of original issuance of the Debentures (other than a transfer pursuant to a registration statement which has been declared effective under the Securities Act), the Holder must complete and deliver the form of assignment set forth on the certificate representing the Debenture with the appropriate box checked to the Trustee (or any successor Trustee, as applicable). If the proposed transfer is pursuant to clause 2(D) of the Restricted Security Legend, the Holder must, prior to such transfer, furnish to the Trustee (or any successor Trustee, as applicable), such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Restricted Security Legend will be removed upon the earlier of the transfer of the security evidenced thereby pursuant to clause 2(B) of the Restricted Security Legend or the expiration of two years from the last date of original issuance of the Debentures.
     If Rule 144(k) as promulgated under the Securities Act is amended to change the two-year period under Rule 144(k), then, the references in the Restricted Security Legend and in Exhibit B to “two years,” and in the corresponding transfer restrictions described above, will refer to such changed period. If Rule 144(k) is amended so that a longer holding period applies in circumstances where a holder of the Debentures or common stock issuable upon conversion of the Debentures has engaged in hedging activities, the longer holding period shall be the changed holding period. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to change the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee certain certificates and opinions as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions applicable to the Restricted Securities.
     Any Debentures that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Security Legend set forth therein have been satisfied may, upon surrender of such Debentures for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend required by this Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Debenture bearing the Restricted Security Legend, the principal amount of the legended Global Debentures shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in this Section 2.08(c) shall be increased by an equal principal amount. If a Global Debenture without the Restricted Security Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.
     (d) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders of Debentures and all payments to be made to Holders of Debentures under the Debentures shall be given or made only to or upon the order of the registered Holders of Debentures (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debentures shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debentures (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.09. Replacement Debentures. If a mutilated Debenture is surrendered to the Registrar or if the Debentureholder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Debentureholder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Debenture being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Debentureholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Debenture is replaced. The Company and the Trustee may charge the Debentureholder for their expenses in replacing a Debenture. In case any Debenture which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be converted into Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debentures and of the ownership thereof.
     Every replacement Debenture is an additional obligation of the Company.
     The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Debentures.
     Section 2.10. Outstanding Debentures. Debentures outstanding at any time are all Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.
     If a Debenture is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a protected purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, Repurchase Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Debentures (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture, then on and after that date such Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
     Section 2.11. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debentures shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.
     Section 2.12. Cancellation. The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Debentures to the Company pursuant to written direction by an Officer. The Company may not issue new Debentures to replace

Debentures it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Debentures in place of canceled Debentures other than pursuant to the terms of this Indenture.
     Section 2.13. CUSIP and ISIN Numbers. The Company in issuing the Debentures may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.
     Section 2.14. Additional Debentures. The Company may, from time to time without the consent of the Holders of outstanding Debentures, create and issue pursuant to this Indenture additional Debentures (“Additional Debentures”) having terms and conditions identical to those of the other outstanding Debentures, except that Additional Debentures may have a different issue price than other outstanding Debentures; have a different amount of interest payable on the first interest payment date after issuance than is payable on other outstanding Debentures; have terms applicable to such Additional Debentures in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Debentures, which are not adverse in any material respect to the Holder of any outstanding Debentures (other than such Additional Debentures); and be entitled to additional interest or other liquidated damages specified in a registration rights agreement not applicable to other outstanding Debentures and not be entitled to such additional interest or other liquidated damages applicable to other outstanding Debentures; provided that no adjustment pursuant to this Section 2.14 shall cause such Additional Debentures to constitute a different class of securities than the Debentures issued pursuant to the Purchase Agreement for U.S. federal income tax purposes; and provided further, that the Additional Debentures shall have the same CUSIP number as other outstanding Debentures. No Additional Debentures may be issued if on the issue date therefor any Event of Default has occurred and is continuing. The Debentures originally issued pursuant to the Purchase Agreement and any Additional Debentures shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions, offers to purchase and United States federal tax purposes.

ARTICLE 3
Redemption and Repurchase of Debentures
     Section 3.01. Optional Redemption of Debentures. At any time on or after August 1, 2014, the Debentures may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.02, in cash at the redemption price equal to 100% of the principal amount thereof. In addition, the Company will pay interest on the Debentures being redeemed, which interest will include such interest accrued and unpaid to, but excluding, the redemption date; provided that if the redemption date is after a Record Date and on or prior to the corresponding interest payment date, the interest will be paid on the redemption date to the Holder of record on the Record Date. The Company may not redeem any Debentures if a Default in the payment of interest on the Debentures has occurred and is continuing.
     Section 3.02. Notice of Optional Redemption; Selection of Debentures to be Redeemed. If the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than 30 calendar days nor more than 60 calendar days prior to the redemption date to each Holder of Debentures so to be redeemed in whole or in part at its last address as the same appears on the Register; provided that if the Company makes such request of the Trustee, the Company shall provide the Trustee with the text of the notice of redemption and shall give written notice of the redemption date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debentures designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debentures.
     Each such notice of redemption shall specify: (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the date fixed for redemption (which shall be a Business Day), (iv) the redemption price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (vi) that interest accrued and unpaid to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) the time and date on which the right to convert such Debentures or portions thereof will expire, (x) the formula for determining the amount of cash and the number of shares, if any, to be delivered to the Holder upon conversion pursuant to Section 10.13 and the date on which the Conversion Period begins and (xi) that the Company will pay cash for fractional interests in shares of Common Stock, if any, as provided in this Indenture. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). If any Debentures are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Debentures, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.
     Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice of the redemption date, together with an Officers’ Certificate as to the aggregate principal amount of Debentures to be redeemed not fewer than 30 calendar days prior to the redemption date.
     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate redemption price, together with accrued and unpaid interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. If any Debentures called for redemption are converted pursuant hereto prior to such redemption date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Debentures shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.
     If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debentures or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate (and in such manner as complies with applicable legal requirements). If any Debenture selected for redemption is submitted for conversion in part after such selection, the portion of such Debentures submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debentures are submitted for conversion in part before the mailing of the notice of redemption.
     Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures that are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of fifteen calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Debentures authenticated and delivered during such period in exchange for the unconverted portion of any Debentures converted in part during such period.
     Section 3.03. Payment of Debentures Called for Redemption. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the redemption price, and interest accrued and unpaid to, but excluding, the redemption date shall be paid to the Holder of the Debentures or portion of the Debentures to be redeemed on the redemption date (unless the redemption date is after a Record Date and on or prior to the corresponding interest payment date, in which event the interest will be paid on the interest payment date to the Holder of record on the Record Date), and, unless the Company shall default in the payment of such Debentures at the redemption price, plus interest, if any, accrued and unpaid to, but excluding, such date, interest on the Debentures or portion of Debentures so called for redemption, shall cease to accrue on and after such date and, after 5:00 p.m., New York City time, on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to such date) such Debentures shall cease to be convertible and, except as provided in Section 2.06 and Section 8.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof plus accrued and unpaid interest to, but excluding, the redemption date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the redemption price, together with interest accrued and unpaid thereon to, but excluding, the redemption date; provided that if the applicable redemption date is after the applicable Record Date and on or before an interest payment date, the interest payable on such interest payment date shall be paid on the redemption date to the Holders of record of such Debentures on the applicable Record Date instead of the Holders surrendering such Debentures for redemption on such date.
     Upon presentation of any Debentures redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.
     Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a Default in payment of interest on the Debentures. If any Debentures called for redemption shall not be so paid upon surrender thereof for redemption on the redemption date as provided in this Section 3.03, to the extent legally permissible, the redemption price shall, until paid or duly provided for, bear interest from and including the redemption date at the rate borne by the Debentures and such Debentures shall remain convertible into Common Stock until the redemption price and interest shall have been paid or duly provided for.
     Section 3.04. Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to maturity of the Debentures, then each Holder of Debentures shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 3.04(c); provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid on the Fundamental Change Repurchase Date to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase on such date.
     (b) On or before the fifth Business Day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of record of the Debentures on the date of the Fundamental Change at their addresses shown in the Register (and to beneficial owners of the Debentures as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders of Debentures.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.04.
     (c) For Debentures to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or compliance with applicable Depositary procedures (if the Debentures are represented by a Global Debenture) together with (ii) such

Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if the Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to payment by the Company to the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.04 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
     Section 3.05. Repurchase of Debentures by the Company at the Option of Holders. (a) Each Holder of Debentures shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on August 1, 2017 and August 1, 2022 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date, provided that if such Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid on the Repurchase Date to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase on such date.
     (b) On or before the twenty-fifth Business Day prior to each Repurchase Date, the Company shall mail or cause to be mailed to all Holders of record on such date (and to beneficial owners as required by applicable law) at their addresses shown in the Register (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06. The Company shall also deliver a copy of the Company Repurchase Notice to the

Trustee and the Paying Agent at such time as it is mailed to Holders of Debentures.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.
     (c) For Debentures to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City time, on the applicable Repurchase Date, (i) a Repurchase Notice in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or compliance with applicable Depositary procedures (if the Debentures are represented by a Global Debenture) together with (ii) such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if the Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the payment by the Company to the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debentures.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
     Section 3.06. Company Repurchase Notice; Tender Offer Compliance. (a) In connection with any repurchase of Debentures, the Company shall, in the case of a Fundamental Change, on or before the fifth calendar day after the Effective Date of such Fundamental Change or, no less than 25 Business Days prior to each Repurchase Date, give notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 3.06 (in either case, the “Company Repurchase Notice”).
     Each Company Repurchase Notice shall:
     (1) state the repurchase price and the Fundamental Change Repurchase Date or the Repurchase Date to which the Company Repurchase Notice relates;
     (2) state, if applicable, the circumstances constituting the Fundamental Change;
     (3) state that the repurchase price will be paid in cash;
     (4) state that Holders must exercise their right to elect repurchase by 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as the case may be;
     (5) include a form of Repurchase Notice;
     (6) state the name and address of the Paying Agent;
     (7) state that Debentures must be surrendered to the Paying Agent to collect the repurchase price;
     (8) state that a Holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 3.07;
     (9) state whether the Debentures are then convertible, the then applicable Conversion Rate, including, in the case of the occurrence of a Fundamental Change, expected changes, if any, in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Debentures as a result of the occurrence of the Fundamental Change;
     (10) that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
     (11) state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Fundamental Change Repurchase Date and Repurchase Date, as the case may be; and
     (12) state the CUSIP number of the Debentures.

A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Repurchase Notice shall be prepared by the Company.
     (b) The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Debentures, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act required in connection with any offer by us to repurchase the Debentures and comply with all other federal and state securities laws in connection with the repurchase of the Debentures.
     Section 3.07. Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.04 or Section 3.05, the Holder of the Debentures in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Debentures. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Debentures by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date or the Repurchase Date with respect to such Debentures (provided the Holder has satisfied the conditions in Section 3.04 or Section 3.05) and (y) the time of book-entry transfer or delivery of such Debentures to the Paying Agent by the Holder thereof in the manner required by Section 3.04 or Section 3.05. The Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.
     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as the case may be, specifying:
     (a) the certificate number, if any, of the Debentures in respect of which such notice of withdrawal is being submitted,
     (b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted, and
     (c) the principal amount, if any, of such Debentures which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

     If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Debentures listed in such Repurchase Notice.
     Section 3.08. Deposit of Repurchase Price. Prior to 11:00 a.m., New York City time, on the first Business Day after a Fundamental Change Repurchase Date and on the first Business Day after each Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.04, an amount of cash sufficient to pay the aggregate repurchase price of all the Debentures or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date or the applicable Repurchase Date, as the case may be.
     If on the Business Day immediately following the Fundamental Change Repurchase Date or a Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price and related accrued interest of the Debentures that Holders have elected to require the Company to repurchase in accordance with Section 3.04 or 3.05, as the case may be, then, on the Fundamental Change Repurchase Date or the applicable Repurchase Date, as the case may be, such Debentures will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Debentures will terminate, other than the right to receive the repurchase price and any accrued interest due upon delivery or book-entry transfer of the Debentures. This will be the case whether or not book-entry transfer of the Debentures has been made or the Debentures has been delivered to the Paying Agent.
     Section 3.09. Debentures Repurchased in Part. Upon presentation of any Debentures repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.
ARTICLE 4
Covenants
     Section 4.01. Payment of Debentures. The Company shall promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the United States where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. As of the date of this Indenture, such office is located at the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Rule 144A Information. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof which continue to be Restricted Securities and any prospective purchaser of such Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the such Debentures or such Common Stock, all to the extent required to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A.
     Section 4.04. Existence. Except in compliance with Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Debentures.

     Section 4.05. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary and (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 4.06. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the Company’s activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether to the best of such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.
     Section 4.07. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     Section 4.08. Additional Interest Notice. If the Company is required to pay Additional Interest to Holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than three calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

     Section 4.09. Exchange Act Reports. The Company shall deliver to the Trustee, within fifteen days after the Company is required to file the same with the SEC, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Reports, information and documents filed by the Company with the SEC via the EDGAR system will be deemed filed with the Trustee for purposes of this Section 4.09 as of the time that such reports, information and documents are filed via EDGAR.
ARTICLE 5
Successor Company
     Section 5.01. When Company May Merge or Transfer Assets. The Company shall not in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease its property and assets substantially as an entirety to any Person, unless:
     (a) either (i) the Company is the continuing corporation, or (ii) the resulting, surviving or transferee person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, and a supplemental agreement, all of the Company’s obligations under the Debentures, this Indenture and the Registration Rights Agreement (to the extent then operative);
     (b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing; and
     (c) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested pursuant to this Indenture.
     Section 5.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and interest on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, and by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of all of the obligations of the Company under the Registration Rights Agreement (to the extent then operative), such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and Global Industries, Ltd. shall be discharged from its obligations under the Debentures, this Indenture and the Registration Rights Agreement. Such successor Person thereupon may cause to be signed, and may issue the Debentures either in its own name or in the name of Global Industries, Ltd.
     Upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.
     Section 5.03. Opinion of Counsel to be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.
ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs if:
     (a) the Company defaults in any payment of interest on any Debenture when the same becomes due and payable and such default continues for a period of 30 calendar days;
     (b) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable, upon redemption or required repurchase, upon declaration of acceleration or otherwise;
     (c) the Company fails to deliver cash and, if applicable, shares of Common Stock (including any Additional Shares), or a combination of the foregoing, as required pursuant to Article 10 upon the conversion of any

Debentures and such failure continues for five days following the scheduled settlement date for such conversion;
     (d) the Company fails to provide notice of the effective date of a Fundamental Change on a timely basis as required in this Indenture;
     (e) the Company fails to comply with any term, covenant or agreement contained in the Debentures or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;
     (f) a failure to pay principal when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any Indebtedness of the Company or any Significant Subsidiary in excess of $50 million or its foreign currency equivalent at the time, unless such Indebtedness is discharged, or such acceleration is rescinded, stayed or annulled within a period of 30 calendar days after the notice specified below;
     (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) takes any comparable action under any foreign laws relating to insolvency; or
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;
     (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or
     (iv) or any similar relief is granted under any foreign laws;

and the order or decree remains unstayed and in effect for 60 days.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     A Default under clause (e) or (f), above is not an Event of Default until the Trustee or the Debentureholders of at least 25% in aggregate principal amount of the outstanding Debentures notify the Company or the Company and the Trustee, respectively, of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
     The Company shall deliver to the Trustee, promptly upon becoming aware of any Default, written notice in the form of an Officers’ Certificate of any Default known to the Company, its status and what action the Company is taking or proposes to take with respect thereto.
     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or 6.01(h)) occurs and is continuing, the Trustee by notice to the Company, or the Debentureholders of at least 25% in principal amount of the outstanding Debentures by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs, the principal of and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. The Debentureholders of a majority in principal amount of the Debentures by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if (i) the Company has paid (or deposited with the Trustee) all overdue interest and principal on all the Debentures, as well as paid interest upon overdue interest to the extent that payment of such interest is lawful and paid to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Debentures by notice to the Trustee may on behalf of the Holders of all the Debentures, waive any past default or existing Event of Default and its consequences except (i) a default in the payment of the principal of or interest on a Debenture when due, (ii) an Event of Default arising from the failure to redeem or repurchase any Debenture when required pursuant to the terms of this Indenture, (iii) an Event of Default arising from the failure of the Company to deliver Common Stock (including any Additional Shares), cash and, if applicable shares of or a combination of the foregoing, as applicable upon the conversion of any Debentures pursuant to the terms of this Indenture or (iv) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Debentureholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.
     Section 6.05. Control by Majority. The Debentureholders of a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Debentureholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, or interest when due, no Debentureholder may pursue any remedy with respect to this Indenture or the Debentures unless:
     (a) the Debentureholder gives to the Trustee written notice stating that an Event of Default is continuing;

     (b) the Debentureholders of at least 25% in principal amount of the Debentures make a written request to the Trustee to pursue the remedy;
     (c) such Debentureholder or Debentureholders offer to the Trustee reasonable security or indemnity against any loss, liability or expense of the Trustee;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (e) the Debentureholders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request.
     A Debentureholder may not use this Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.
     Notwithstanding any other provision of this Indenture and any provision of any Debentures, the right of any Holder of any Debentures to receive payment of the principal of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3) and accrued interest on such Debentures, on or after the respective due dates expressed in such Debentures or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
     Anything contained in this Indenture or the Debentures to the contrary notwithstanding, the Holder of any Debentures, without the consent of either the Trustee or the Holder of any other Debentures, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
     Section 6.07. Rights of Debentureholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Debentureholder to receive payment of principal of and interest on the Debentures held by such Debentureholder, on or after the respective due dates expressed in the Debentures, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Debentureholder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debentureholders allowed in any judicial proceedings relative to the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Debentureholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Debentureholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
     Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Debentureholders for amounts due and unpaid on the Debentures for principal and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and
     THIRD: to the Company.
     The Trustee may fix a record date and payment date for any payment to Debentureholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Debentureholder and the Company a notice that states the record date, the payment date and amount to be paid.
     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Debentureholder pursuant to Section 6.07 or a suit by Debentureholders of more than 10% in principal amount of the Debentures or to any suit instituted by any Holder of Debentures for the enforcement of the payment of the principal of or interest on any Debentures on or after the due date expressed in such Debentures or to any suit for the enforcement of the right to convert any Debentures in accordance with the provisions of Article 10.

     Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.13. Alternative Remedy for Failure to Comply with Exchange Act Reporting Obligations. Notwithstanding anything to the contrary in the other provisions of Article 6, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with Section 4.09 and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Debentures at an annual rate equal to 0.25% of the principal amount of the Debentures for the first 90 days after the occurrence of the Event of Default and 0.50% thereafter. In the event the Company does not elect to pay the additional interest under this Section 6.13 upon the occurrence of an Event of Default covered by this Section 6.13, the Debentures will be subject to acceleration as provided in Section 6.02. Additional interest due under this Section 6.13 will be in addition to any Additional Interest that may accrue under the Registration Rights Agreement and will be payable in the same manner as Additional Interest accruing as a result of a registration default thereunder. Additional interest under this Section 6.13 will accrue on all outstanding Debentures from and including the date on which an Event of Default relating to a failure to comply with Section 4.09 first occurs to but excluding the 365th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived). On such 365th day (or earlier, if the Event of Default is cured or waived prior to such 365th day), such additional interest will cease to accrue and the Debentures will be subject to acceleration as provided under Section 6.02 if the Event of Default is continuing. This Section 6.13 will not affect the rights of Holders of Debentures in the event of the occurrence of any other Event of Default and will have no effect on the rights of Holders of Debentures under the Registration Rights Agreement.
ARTICLE 7
Trustee
     Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

     (b) Except during the continuance of an Event of Default:
     (i) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     Section 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
     Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company’s use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Debentures or in the Debentures other than the Trustee’s certificate of authentication.
     Section 7.05. Notice of Defaults. (a) The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Responsible Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.
     (b) If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Debentureholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Responsible Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal or interest on any Debenture (including payments pursuant to the redemption or repurchase provisions of such Debenture), the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Debentureholders.
     Section 7.06. Reports by Trustee to Debentureholders. As promptly as practicable after each August 1, beginning with the August 1 following the first anniversary of the date of this Indenture, and in any event prior to December 31 in each subsequent year, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Debentureholder a brief report dated as of August 1 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.
     A copy of each report at the time of its mailing to Debentureholders shall be filed with the SEC and each stock exchange (if any) on which the Debentures are listed. The Company agrees to promptly notify the Trustee whenever the Debentures become listed on any stock exchange and of any delisting thereof.
     Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Debentures or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.
     To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Debentures.
     The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged bankrupt or insolvent;
     (c) a receiver or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debentures and such Debentureholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.
     Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
     Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 8
Discharge of Indenture
     Section 8.01. Discharge of Liability on Debentures. (a) When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Debentures have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption or upon a repurchase pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Debentures, including interest thereon to maturity or such redemption or repurchase date (other than Debentures replaced pursuant to Section 2.09), and any cash or shares of Common Stock, if applicable, or other property due in respect of converted Debentures, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
     (b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Debentures have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.
     Section 8.02. Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Debentures deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures or, in the case of any shares of Common Stock or other property due in respect of converted Debentures, in accordance with this Indenture in relation to the conversion of Debentures pursuant to the terms hereof.
     Section 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money and/or securities must look to the Company for payment as general creditors.
     Section 8.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 8; provided that, if the Company has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Debentureholders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
Amendments
     Section 9.01. Without Consent of Debentureholders. The Company and the Trustee may amend this Indenture or the Debentures without notice to or consent of any Debentureholder:
     (a) to provide for conversion rights of Holders of the Debentures and the Company’s repurchase obligations in connection with a Fundamental Change or in the event of any reclassification of Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
     (b) to secure the Debentures
     (c) to eliminate the Company’s right to elect pursuant to Section 10.14 to satisfy its conversion obligations entirely in shares of Common Stock;
     (d) to comply with Article 5 of this Indenture;
     (e) to surrender any right or power herein conferred upon the Company or to add to the covenants of the Company for the benefit of the Debentureholders;
     (f) to cure any ambiguity or correct or supplement any inconsistency or defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Debentures in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the description of the

Debentures contained in the Offering Memorandum dated as of July 23, 2007 of the Company relating to the Debentures will not be deemed to adversely affect the interests of the Holders of the Debentures;
     (g) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Debentures in any material respect;
     (h) to increase the Conversion Rate;
     (i) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA.
     (j) to add guarantees of obligations with respect to the Debentures;
     (k) to make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders of the Debentures in any material respect; or
     (l) to provide for a successor Trustee.
     After an amendment under this Section becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     Section 9.02. With Consent of Debentureholders. The Company and the Trustee may amend this Indenture or the Debentures with the written consent (including any electronic consent given in accordance with applicable procedures of the Depositary) or affirmative vote of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding. However, without the consent or affirmative vote of each Holder of an outstanding Debenture affected, an amendment may not:
     (a) extend the maturity of any Debenture;
     (b) reduce the rate of or extend the time for payment of interest on any Debenture;
     (c) reduce the principal amount of any Debenture;
     (d) reduce any amount payable upon redemption or repurchase of any Debenture;

     (e) impair the right of a Holder to institute suit for payment of any Debentures;
     (f) make any Debenture payable in a currency other than that stated in the Debenture;
     (g) change the obligation of the Company to redeem any Debenture called for redemption on a redemption date in a manner adverse to the Holders;
     (h) change the obligation of the Company to repurchase any Debenture at the option of the Holder or upon a Fundamental Change in a manner adverse to the Holders;
     (i) affect the right of a Holder to convert any Debentures into cash, and, if applicable, shares of Common Stock or reduce the number of shares of Common Stock (or to the extent otherwise applicable, other property, including cash, receivable upon conversion pursuant to the terms of this Indenture), except as otherwise permitted pursuant to this Indenture; or
     (j) reduce the percentage of Debentures required for consent to any amendment, or waiver of any provision, of the indenture that requires the consent of each affected Holder.
     It shall not be necessary for the consent of the Debentureholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Debentures shall comply with the TIA as then in effect.
     Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Debentureholder of a Debenture shall bind the Debentureholder and every subsequent Debentureholder of that Debenture or portion of the Debenture that evidences the same debt as the consenting Debentureholder’s Debenture, even if notation of the consent or waiver is not made on the Debenture. However, any such Debentureholder or subsequent Debentureholder may revoke the consent or waiver as to such Debentureholder’s Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Debentureholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Debentureholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Debentureholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Debentureholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     Section 9.05. Notation on or Exchange of Debentures. If an amendment changes the terms of a Debenture, the Trustee may require the Debentureholder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture regarding the changed terms and return it to the Debentureholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment.
     Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof.
ARTICLE 10
Conversion of Debentures
     Section 10.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to 5:00 p.m. New York City time on the Business Day immediately preceding the Maturity Date, the Holder of any Debentures not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert the principal amount of the Debentures held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into cash and, if applicable, fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) as described in Section 10.13, subject to the Company’s right under Section 10.14 to make a one-time election to satisfy its conversion obligation entirely in shares of Common Stock, based on the Conversion Rate in effect at such time, by surrender of the Debentures so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 10.01 and in the manner provided in Section 10.02. The Debentures shall be convertible only upon the occurrence of one of the following events:
     (i) prior to August 1, 2025, on any date during any Fiscal Quarter beginning after September 30, 2007 (and only during such Fiscal Quarter), if the Closing Sale Price of a share of Common Stock was more than 120% of the then current Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter;
     (ii) at any time on or after August 1, 2025;
     (iii) with respect to Debentures called for redemption pursuant to Section 3.01, until 5:00 p.m., New York City time, on the Business Day prior to the relevant redemption date;
     (iv) during the time period described in Section 10.01(c), if the Company distributes to all or substantially all holders of Common Stock rights or warrants (other than pursuant to a stockholder rights plan) entitling them to purchase, for a period of 45 calendar days or less, Common Stock at less than the average Closing Sale Price per share of the Common Stock for the 10 consecutive Trading Days preceding the declaration date for such distribution;
     (v) during the time period described in Section 10.01(c), if the Company distributes to all or substantially all holders of Common Stock, cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a stockholder rights plan), which distribution has a per share value exceeding 10% of the Closing Sale Price per share of the Common Stock on the Trading Day preceding the declaration date for such distribution;
     (vi) if a Fundamental Change occurs, at any time beginning on the Business Day following the effective date of the Fundamental Change until 5:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Repurchase Date relating to such Fundamental Change; or
     (vii) during the five consecutive Business Day period immediately following any ten consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Debentures for each Trading Day was less than 98% of the product of the Closing Sale Price of a share of Common Stock and the applicable Conversion Rate for each such Trading Day of such five consecutive Trading Day period.

     (b) (i) The Company shall notify the Trustee in writing on or prior to the fifth Business Day following the first day of each Fiscal Quarter (commencing prior to August 1, 2025, beginning with the Fiscal Quarter ending December 31, 2007) whether the condition to conversion set forth in Section 10.01(a)(i) above shall have been satisfied with respect to such Fiscal Quarter.
     (ii) The Trustee shall have no obligation to determine the Trading Price per $1,000 principal amount of the Debentures and whether the Debentures are convertible pursuant to clause (vii) of Section 10.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Debentures makes a request for a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures is reasonably likely to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate then in effect. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Debentures exceeds the applicable price threshold.
     (iii) The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 10.01(b)(i) and Section 10.01(b)(ii) hereof (including without limitation the calculation or determination of the Closing Sale Price and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 10.01. Upon determination of the Closing Sale Price or the Trading Price, the Trustee shall notify the Company in writing of such determination and, in the case of the determination of the Trading Price or the Closing Sale Price, upon request the Company shall promptly confirm such determination in writing to the Trustee.
     (c) In the case of a distribution contemplated by clauses (iv) or (v) of Section 10.01(a), the Company shall notify Holders of Debentures at least 10 Business Days prior to the “ex” date. Once the Company has given the foregoing notice, Holders may surrender their Debentures for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding the “ex” date or (ii) the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (iv) or (v) of Section 10.01(a), Holders may not convert the Debentures based on this conversion contingency if the Holders may otherwise participate in such distribution without converting their Debentures as a result of holding the Debentures at the same time as holders of Common Stock participate with respect to such distribution and on the same terms as holders of Common Stock participate with respect to such distribution as if Holders of the Debentures, at such time, held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Debentures held by such Holder, without having to convert their Debentures.

     (d) Whenever the Debentures shall become convertible pursuant to this Section 10.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 11.02, and the Company shall also publicly announce such information and publish it on the Company’s website; provided that a separate notice and announcement shall not be required under this Section if such notice and announcement has been effectively provided under another provision of this Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall notify Holders at least 10 calendar days prior to the anticipated effective date of any Fundamental Change.
     (e) Debentures in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Debentures pursuant to Section 3.04 or 3.05 may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.07 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as applicable.
     (f) A Holder of Debentures is not entitled to any rights of a Holder of Common Stock until such Holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 10.
     Section 10.02. Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Debentures in certificated form, the Company must receive at the office or agency of the Conversion Agent, such Debentures with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 10.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 10.08.
     In order to exercise the conversion right with respect to any interest in a Global Debenture, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 10.02 and any transfer or similar taxes if required pursuant to Section 10.08.

     After satisfaction of the requirements for conversion set forth above, the Company will deliver cash, Common Stock or a combination of cash and Common Stock in accordance with Section 10.13 or Section 10.14 as applicable. In case any Debentures of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debentures so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.
     Each conversion shall be deemed to have been effected as to any such Debentures (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Debentures (or portion thereof) (the “Conversion Date”) and such Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall nonetheless be calculated based on the Conversion Date.
     Any Debentures or portion thereof surrendered for conversion during the period after the Record Date for any interest payment date but prior to the corresponding interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest and any additional interest due under Section 6.13) otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the corresponding interest payment date, (2) if a Holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debentures. Except as provided in this Section 10.02 and Section 10.06, no payment or other adjustment shall be made for interest accrued on any Debentures converted or for dividends on any shares issued upon the conversion of such Debentures as provided in this Article 10.
     Upon the conversion of an interest in a Global Debenture, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Debenture at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any Conversion Agent other than the Trustee.
     Upon the conversion of any Debentures, accrued but unpaid interest with respect to the converted Debentures shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the cash, Common Stock or combination or cash and Common Stock in exchange for the Debentures being converted pursuant to the provisions hereof.
     Section 10.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. Subject to Section 10.14, if any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the Closing Sale Price on the last Trading Day of the Conversion Period.
     Section 10.04. Conversion Rate. Each $1,000 principal amount of the Debentures shall be convertible into cash and/or the number of shares of Common Stock, if any, based upon the Conversion Rate, subject to adjustment as provided in Section 10.05 and Section 10.06. The Company shall settle its obligation to convert the Debentures as provided in Section 10.13 or Section 10.14 as applicable.
     Section 10.05. Adjustment to Conversion Rate upon a Non-Stock Change of Control. (a) Subject to Section 10.15, if and only to the extent a Holder elects to convert Debentures at any time following the date on which a Non-Stock Change of Control becomes effective (the “Effective Date”) but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Purchase Date, the Company shall increase the Conversion Rate applicable to such converted Debentures by a number of additional shares (the “Additional Shares”) described in this Section 10.05. The number of Additional Shares shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.

The following table sets forth the number of Additional Shares by which the Conversion Rate will be increased based on the Effective Date and Stock Price for the Non-Stock Change of Control:

Effective Date	Stock Price
	$26.78	$30.00	$35.48	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
07/27/2007	9.1591	7.5439	5.6369	4.5696	3.0743	2.2125	1.6671	1.2966	1.0323	0.8355	0.6843	0.5654	0.4699
08/01/2008	8.8706	7.2270	5.3103	4.2534	2.8016	1.9874	1.4832	1.1465	0.9088	0.7330	0.5991	0.4940	0.4097
08/01/2009	8.5095	6.8345	4.9104	3.8696	2.4771	1.7238	1.2705	0.9751	0.7691	0.6192	0.5053	0.4161	0.3448
08/01/2010	8.1189	6.3947	4.4514	3.4266	2.1045	1.4252	1.0336	0.7860	0.6180	0.4967	0.4047	0.3333	0.2760
08/01/2011	7.6703	5.8713	3.8937	2.8880	1.6599	1.0781	0.7651	0.5768	0.4528	0.3642	0.2981	0.2463	0.2045
08/01/2012	7.1389	5.2179	3.1789	2.2009	1.1153	0.6732	0.4641	0.3487	0.2752	0.2239	0.1850	0.1537	0.1286
08/01/2013	6.5114	4.3505	2.1747	1.2519	0.4402	0.2220	0.1494	0.1150	0.0936	0.0775	0.0651	0.0549	0.0461
08/01/2014	6.1592	3.3487	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (b) If the Stock Price or Effective Date for a Non-Stock Change of Control are not set forth on the table above, then:
     (1) if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price and between the two Effective Dates, as applicable, based on a 360-day year;
     (2) if the Stock Price is in excess of $130.00 per share (subject to adjustment as set forth in Section 10.05(c)), no Additional Shares shall be added to the Conversion Rate; or
     (3) if the Stock Price is less than $26.78 per share (subject to adjustment as set forth in Section 10.05(c)), no Additional Shares shall be added to the Conversion Rate.
     Notwithstanding the foregoing, in no event will the Conversion Rate exceed 37.3412 shares of Common Stock per $1,000 principal amount of the Debentures.
     (c) The number of Additional Shares of Common Stock set forth in the table above shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted. The Stock Prices set forth in the table below shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which:
     (1) the numerator shall be the Conversion Rate immediately prior to the adjustment; and
     (2) the denominator shall be the Conversion Rate as so adjusted.

     (d) The Company shall provide written notice to all Holders and to the Trustee at least 10 calendar days prior to the anticipated Effective Date of a Non-Stock Change of Control to the extent practicable.
     Section 10.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the “ex” date for such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction,
     (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on “ex” date for such distribution. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (c) In case the Company shall distribute rights or warrants (other than any rights or warrants referred to in Section 10.06(d)) to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe or purchase, for a period of 45 calendar days or less, shares of Common Stock at a price per share less than the Current Market Price on the declaration date of the distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the “ex” date for such distribution by a fraction,
     (1) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and
     (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.
     Such adjustment shall be successively made whenever any such rights or warrants are distributed, and shall become effective immediately after the opening of business on the “ex” date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the “ex” date for the distribution had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in Section 10.06(c), (ii) any dividends or distributions in connection with a reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition to which Section 10.07 applies, (iii) any dividends or distributions paid exclusively in cash or (iv) any dividends or distributions referred to in Section 10.06(a)) (any of the foregoing hereinafter in this Section 10.06(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the opening of business on the “ex” date for such distribution by a fraction,

     (1) the numerator of which shall be the Current Market Price on the “ex” date for such distribution, and
     (2) the denominator of which shall be the Current Market Price on the “ex” date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately after the opening of business on the “ex” date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the “ex” date or the Current Market Price exceeds such Fair Market Value by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive upon conversion, for each $1,000 principal amount of Debentures, the amount of Distributed Assets such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.
     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.06(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 10.06(g)(i) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.
     Notwithstanding the foregoing, in the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries that will be traded on a securities exchange or other trading market (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the opening of business on the “ex” date with respect to such distribution by a fraction,
     (1) the numerator of which shall be the average of the Closing Sale Price of the Common Stock over the Spin-off Valuation Period (as defined below), plus the Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), determined as set forth above, and

     (2) the denominator of which shall be the average of the Closing Sale Price of the Common Stock over the Spin-off Valuation Period; and
such increase shall become effective immediately after the opening of business on the “ex” date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off, the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”). If, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, the Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Closing Sale Price for the Common Stock on the same Trading Day shall be substituted for the average of the Closing Sale Price of the Common Stock over the Spin-off Valuation Period in the fraction used to adjust the Conversion Rate.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06 (and no adjustment to the Conversion Rate under this Section 10.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(d). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto for which an adjustment to the Conversion Rate under this Section 10.06 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, in an amount equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Rate shall be made pursuant to this Section 10.06(d) in respect of rights or warrants distributed on any Trigger Event to the extent that Holders of the Debentures participate in the distribution without conversion as a result of holding the Debentures at the same time as holders of Common Stock participate with respect to such distribution and on the same terms as holders of Common Stock participate with respect to such distribution as if Holders of the Debentures, at such time, held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Debentures held by such Holder, without having to convert their Debentures.
     For purposes of this Section 10.06(d) and Sections 10.06(a) and 10.06(b), any dividend or distribution to which this Section 10.06(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.06(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 10.06(a) or 10.06(b) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.06(a).
     (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (including any quarterly cash dividend, but excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a merger, consolidation or sale to which Section 10.07 applies), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the “ex” date for such distribution by a fraction,
     (1) the numerator of which shall be the Current Market Price of Common Stock on the “ex” date for the distribution; and
     (2) the denominator of which shall be the Current Market Price of Common Stock on the “ex” date for the distribution less the amount of the cash dividend or distribution applicable to one share of Common Stock, such adjustment to be effective immediately after the opening of business on the “ex” date for such distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the “ex” date for the distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive upon conversion for each $1,000 principal amount of Debentures, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (which, if other than cash, shall be as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the Expiration Time by a fraction,
     (1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration paid to stockholders for all shares accepted for purchase in the tender or exchange offer (the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or any such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made for the shares not purchased.
     (g) For purposes of this Section 10.06, the following terms shall have the meaning indicated:

     (i) “Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date (the “day in question”); provided that if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.06(a), 10.06(b), 10.06(c), 10.06(d), 10.06(e) or 10.06(f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event.
     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     (ii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction. The Fair Market Value of cash shall be the amount of the cash.
     (iii) “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of the holders of Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (h) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06(a)-(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     (i) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the

Debentures a notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 10.06(j) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (1) annually on the anniversary of the Closing Date, (2) five Business Days prior to the maturity of the Debentures, (3) on the Business Day prior to any redemption date or Repurchase Date and (4) immediately prior to the occurrence of any Fundamental Change, unless such adjustment has already been made. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Debentures are convertible.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release through Business Wire containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect.
     (l) In any case in which this Section 10.06 provides that an adjustment shall become effective (1) upon the opening of business on an “ex” date, (2) immediately after the record date for an event, or (3) after the Expiration Time for any tender or exchange offer pursuant to Section 10.06(f), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable distribution, issuance of Common Stock or payment (an “Adjustment Event”) triggering a Conversion Rate adjustment (x) issuing to the Holder of any Debentures converted after such Determination Date and before the occurrence of such Adjustment Event, the additional cash, shares of Common Stock, if any, or other securities or property issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the cash, the Common Stock, or combination of cash and Common Stock, issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share.
     (m) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (n) No adjustment to the Conversion Rate shall be made pursuant to the this Section 10.06 if the Holders of the Debentures will otherwise participate in such distribution without conversion as a result of holding the Debentures at the same time as holders of Common Stock participate with respect to such distribution and on the same terms as holders of Common Stock participate with respect to such distribution as if Holders of the Debentures, at such time, held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Debentures held by such Holder, without having to convert their Debentures.
     Section 10.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:
     (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
     (b) any consolidation or merger of the Company with or into another Person or
     (c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to another Person, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, in each case, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall, without the consent of any Holders of Debentures, be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) (the “Applicable Consideration”) that such Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition had each $1,000 principal amount of the Debentures been converted into a number of shares of Common Stock equal to the Conversion Rate immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition; provided that after the adjustment of the conversion obligation under this Section 10.07, the provisions for settlement upon conversion set forth in Section 10.13 and Section 10.14 and the conditions specified in Section 10.01 shall continue to apply. If the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease, transfer, conveyance or other disposition is not the same for each share of Common Stock in the light of rights of election available to holders of Common Stock, then for the purposes of this Section 10.07, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease, transfer, conveyance or other disposition shall be proportionately the same as the kind and amount per share received by all Common Stock holders in the aggregate and the term “Applicable Consideration” shall be construed accordingly. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10, as determined in good faith by the Board of Directors or the successor or purchasing corporation. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 10.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
     If this Section 10.07 applies to any event or occurrence, Section 10.06 shall not apply. Notwithstanding this Section 10.07, if a Public Acquirer Change of Control occurs and the Company elects to adjust its obligation to convert the Debentures and the Conversion Rate pursuant to Section 10.15, the provisions of Section 10.15 shall apply to the conversion instead of this Section 10.07.
     Section 10.08. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder of Debentures for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debentures converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 10.09. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock; Foreign Ownership Restrictions. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures, from time to time as such Debentures are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on The Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.
     The Debentureholders, by accepting the Debentures and any Common Stock issuable upon conversion thereof, acknowledge and agree to the restrictions on foreign ownership set forth in the Company’s articles of incorporation and bylaws, each as amended, and agree that they may be required to provide representation on other proof of citizenship in connection with any conversion into Common Stock.
     Section 10.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Debentures; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debentures for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 or Section 10.15 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders of Debentures upon the conversion of their Debentures after any event referred to in such Section 10.07 or Section 10.15 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 10.11. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.06;

     (b) the Company shall authorize the granting to the Holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of its Capital Stock or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.06;
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at his address appearing on the Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; provided that a separate notice shall not be required under this Section if such notice has been effectively provided under another provision of this Indenture. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 10.12. Stockholder Rights Plans. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as provided in Section 10.06(d). If such rights have not separated, any shares of Common Stock delivered upon the conversion of Debentures shall be accompanied by such rights.
     Section 10.13. Settlement Upon Conversion. (a) Subject to Section 10.14, upon any conversion of Debentures, the Company will deliver to converting

Holders in respect of each $1,000 principal amount of Debentures being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Conversion Period. The Settlement Amount will be delivered to converting Holders on the third Business Day immediately following the final Trading Day of the Conversion Period.
     (b) For purposes of this Section 10.13, the following terms shall have the meanings indicated:
     “Conversion Period” means, with respect to any Debentures, the 20 consecutive Trading Day period beginning on the third Trading Day following the Company’s receipt of the Holder’s Conversion Notice, except that (1) with respect to any Conversion Notice received after the date of issuance of a notice of redemption pursuant to Article 3, “Conversion Period” means the 20 consecutive Trading Days beginning on the twenty-second scheduled Trading Day immediately preceding the Redemption Date, (2) with respect to any conversion arising in connection with a Fundamental Change, the “Conversion Period” means the 20 consecutive Trading Days beginning on the twenty-second scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change and (3) with respect to any Conversion Notice received during the period beginning on the twenty-fourth scheduled Trading Day preceding the Maturity Date and ending on the first scheduled Trading Day preceding the Maturity Date, the “Conversion Period” means the 20 consecutive Trading Days beginning on the twenty-second scheduled Trading Day immediately preceding the Maturity Date.
     “Daily Settlement Amount” for each $1,000 principal amount of Debentures, for each of the 20 Trading Days during the Conversion Period, shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Conversion Value; and
     (ii) to the extent the Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to, (A) the difference between the Daily Conversion Value and $50, divided by (B) the Volume Weighted Average Price of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 10.07 or Section 10.15 is applicable) for such day.
     “Daily Conversion Value” means, for any Trading Day, one-twentieth (1/20) of the product of (1) the applicable Conversion Rate and (2) the Volume Weighted Average Price of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 10.07 or Section 10.15 is applicable) on such day.

     For the purposes of determining the Daily Conversion Value and “Daily Settlement Amount” in cases where Section 10.07 or Section 10.15 has resulted in the substitution of Applicable Consideration or Public Company Acquiror Stock (as defined in Section 10.15) for Common Stock, the following provisions shall apply: (i) if the Applicable Consideration or Public Company Acquiror Stock includes securities for which the price can be determined in a manner contemplated by the definition of “Volume Weighted Average Price,” then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Applicable Consideration includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the fair market value of such property as determined by the Company’s Board of Directors in good faith; and (iii) if the Applicable Consideration includes cash, then the value of such cash shall be the amount thereof.
     “Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page GLBL <equity> AQR (or an equivalent source) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day on a volume weighted basis as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     Section 10.14. Settlement in Shares. (a) At any time before August 1, 2025 in its sole discretion and without the consent of the Holders, the Company may irrevocably elect on a one time basis to satisfy its conversion obligations entirely in shares of Common Stock (plus cash in lieu of fractional shares) by notice to the Trustee and the Holders informing them of that election. Simultaneously with providing this notice, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or PR Newswire or another newswire service announcing such election or publish that information in the Wall Street Journal or another newspaper of general circulation in The City of New York or on its website. If it so elects, the Company will deliver to Holders tendering their Debentures for conversion following such notice a number of shares of Common Stock (the “Settlement Shares”) equal to (i) the aggregate principal amount of Debentures to be converted divided by $1,000, multiplied by (ii) the applicable Conversion Rate on the Conversion Date.
     (b) If the foregoing election is made, then thereafter, the Company will deliver the Settlement Shares to converting Holders on the third business day immediately following the related Conversion Date for such Debentures, except that in respect of Debentures with a Conversion Date on or after the twenty-fourth scheduled Trading Day prior to the Maturity Date, the Company will deliver the Settlement Shares to converting Holders on the Maturity Date.

     (c) Notwithstanding Section 10.03, the Company will deliver cash in lieu of any fractional shares of Common Stock deliverable in connection with delivery of the Settlement Shares based on the Closing Sale Price of the Common Stock on the Conversion Date.
     Section 10.15. Conversion After a Public Acquirer Change of Control. (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of making a Conversion Rate adjustment under Section 10.05 or complying with Section 10.07, elect to adjust its obligations upon conversion of the Debentures and the Conversion Rate such that from and after the effective date of such Public Acquirer Change of Control, Holders of the Debentures shall be entitled to convert their Debentures, in accordance with Section 10.02 hereof, into shares of Public Acquirer Common Stock and the Conversion Rate in effect immediately before the effective time of the Public Acquirer Change of Control shall be adjusted by multiplying it by a fraction:
     (1) the numerator of which shall be (A) in the case of a consolidation or merger, pursuant to which the Common Stock is converted solely into cash, the cash paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control; and
     (2) the denominator of which shall be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control, such adjustment to become effective upon the effective time of the Public Acquirer Change in Control.
     (b) If the Company elects to adjust its conversion obligations under the Debentures in accordance with this Section 10.15 in connection with a Public Acquirer Change of Control, the Company shall provide notice to the Holders of its election at least 10 calendar days prior to the anticipated effectiveness of the Public Acquirer Change of Control.
     (c) After the adjustment of the conversion obligation and Conversion Rate under this Section 10.15, the provisions for settlement upon conversion set forth in Section 10.13 and Section 10.14 and the conditions specified in Section 10.01 shall continue to apply, all with such modifications as shall be set forth in a supplemental indenture as determined in good faith by the Board of Directors or the public company acquirer.
     (d) If the Company elects to make the adjustment to the Conversion Rate described in Section 10.15 in connection with a Public Acquirer Change of

Control, Holders of Debentures will not be entitled to the adjustment to the Conversion Rate provided by Section 10.06.
     (e) For purposes of this Section 10.15, the following terms shall have the meanings indicated:
     “Public Acquirer Change of Control” means a Non-Stock Change of Control in which the acquirer has a class of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange (including The Nasdaq Global Select Market or the Nasdaq Global Market) or that will be so traded or quoted when issued or exchanged in connection with such Non-Stock Change of Control (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock, depositary receipts or other certificates representing common equity interests satisfying the foregoing requirement, provided that such corporation fully and unconditionally guarantees the Debentures, in which case all references to Public Acquirer Common Stock will refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
     “Public Acquirer Common Stock” has the meaning specified in the definition of Public Acquirer Change of Control.
ARTICLE 11
Miscellaneous
     Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
Global Industries, Ltd.
8000 Global Drive
Carlyss, Louisiana 70665
Attention: General Counsel
if to the Trustee:

Wells Fargo Bank, National Association
Corporate Trust Services
625 Marquette Avenue
N9311-110
Minneapolis, MN 5547
Attention: Jeffery Rose
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Debentureholder shall be mailed to the Debentureholder at the Debentureholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     With respect to any Global Debenture, references in this Indenture to any required “mailing” of a notice shall be deemed to refer to any other means of notice consistent with the Depositary’s applicable procedures.
     Section 11.03. Communication by Debentureholders with Other Debentureholders. Debentureholders may communicate pursuant to TIA § 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
     Section 11.06. When Debentures Disregarded. In determining whether the Debentureholders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Debentures outstanding at the time shall be considered in any such determination.
     Section 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     Section 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Minnesota. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
     Section 11.09. GOVERNING LAW. THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 11.10. No Recourse Against Others. No recourse for the payment of the principal of or, premium, if any, or interest on any Debentures, or for any claim based upon any Debentures or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debentures, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.
     Section 11.11. Successors. All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 11.14. Calculations in Respect of the Debentures. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under the Indenture or the Debentures. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, accrued interest payable on the Debentures, the Conversion Rate and Conversion Price. The Company or its agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Debentures. The Company will provide a schedule of these calculations to each of the Trustee and the Conversion Agent upon request, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward these calculations to any Holder of the Debentures upon the request of that Holder.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GLOBAL INDUSTRIES, LTD., as Issuer
By:	/s/ Peter S. Atkinson
	Name:	Peter S. Atkinson
	Title:	President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,
By:	/s/ Jeffery Rose
	Name:	Jeffery Rose
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF DEBENTURE]
[Global Debenture Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Security Legend]
     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
     (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),

     (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
     (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;
PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No.	$
2.75% Senior Convertible Debenture due 2027
CUSIP No.:
     Global Industries, Ltd., a Louisiana corporation, promises to pay to [Cede & Co., or registered assigns]1                     , the principal sum of                      Dollars [, as revised by the Schedule of Increases or Decreases in Global Debenture attached hereto,]2 on August 1, 2027.
     Interest Payment Dates: February 1 and August 1.
     Record Dates: January 15 and July 15.
     Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into cash, Common Stock or a combination of cash and Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GLOBAL INDUSTRIES, LTD., as Issuer
By:
Name:
Title:

Dated:

[1]	Use bracketed language for a Global Debenture.

[2]	Use bracketed language for Global Debenture.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Debentures referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF DEBENTURE]
2.75% Senior Convertible Debenture due 2027
1.	Interest
     (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Debenture at the rate of 2.75% per annum. The Company will pay interest semiannually on February 1 and August 1 of each year commencing on February 1, 2008. Interest on the Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 27, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
     (b) The Holder of this Debenture is entitled to the benefits of a Registration Rights Agreement, dated as of July 27, 2007, among the Company, and the Initial Purchasers named therein (the “Registration Rights Agreement”) providing for the payment of additional interest. The Company may also elect to pay additional interest on this Debenture as a remedy for an Event of Default relating to a failure to file with the Trustee reports required under the Exchange Act.
     (c) Except as otherwise specifically set forth, all references herein to “interest” include Additional Interest under the Registration Rights Agreement and additional interest that the Company elects to pay in connection with a failure to file reports required under the Exchange Act.
2.	Paying Agent, Registrar and Conversion Agent
     Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or conversion agent without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, or conversion agent.
3.	Indenture
     The Company issued the Debentures under an Indenture dated as of July 27, 2007 (the “Indenture”), among the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture (except as specifically provided in Section 1(b)). The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the TIA for a statement of those terms.
     This Debenture is one of the Debentures referred to in the Indenture issued in an initial aggregate principal amount of $325 million (up to $375 million if the option of the Initial Purchasers to purchase additional Debentures is exercised in full). Additional Debentures may be issued in accordance with the Indenture. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.
5.	Optional Redemption
     The Debentures will not be redeemable at the option of the Company prior to August 1, 2014. At any time on or after August 1, 2014, the Debentures will be redeemable at the option of the Company, in whole or in part, on not less than 30 calendar days’ nor more than 60 calendar days’ prior notice, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
6.	Repurchase of Debentures at the Option of Debentureholders
     If a Fundamental Change occurs at any time prior to maturity of the Debentures, this Debenture will be subject to a repurchase on the terms and conditions of the Indenture, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company.
     Subject to the terms and conditions of the Indenture, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all or any portion of the Debentures held by such Holder, on August 1, 2017 and August 1, 2022.
7.	Conversion
     Upon the occurrence of certain events specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Debenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Debenture into a combination of cash and Common Stock, determined as set forth in the Indenture, based on a Conversion Rate of 28.1821 shares of Common Stock per $1,000 principal amount of Debentures, as the same may be adjusted pursuant to the terms of the Indenture.

     At any time before August 1, 2025, the Company may irrevocably elect, in its sole discretion and without the consent of the Holders, by notice to the Trustee and the Holders, to satisfy all of the Company’s conversion obligations arising after the time of such notice in shares of Common Stock. Any such election will apply to all Debentures tendered for conversion following the date of such notice.
8.	Denominations, Transfer, Exchange
     The Debentures are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Debentureholder may transfer or exchange Debentures in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Debentureholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
9.	Persons Deemed Owners
     The registered Holder of this Debenture may be treated as the owner of it for all purposes.
10.	Defaults and Remedies
     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures may declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Debentures will become immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders.
11.	No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.
12.	Authentication
     This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.
13.	Abbreviations

     Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
14.	GOVERNING LAW
     THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
15.	CUSIP and ISIN Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Debenture Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Debentures and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Debentureholders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company will furnish to any Holder of Debentures upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Debenture.

CONVERSION NOTICE

TO:	GLOBAL INDUSTRIES, LTD. WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and/or Common Stock of Global Industries, Ltd., if any, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the check in payment for cash and the shares, if any, issuable and deliverable upon such conversion, deliverable upon conversion or for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.
Dated:

Signature(s)

Signature(s) must be guaranteed by an
“eligible guarantor institution” meeting the
requirements of the Registrar, which
requirements include membership or
participation in the Security Transfer Agent
Medallion Program (“STAMP”) or such other
“signature guarantee program” as may be
determined by the Registrar in addition to,
or in substitution for, STAMP, all in
accordance with the Securities Exchange Act
of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock, if any, to be issued, and Debentures, if any, to be delivered, and the person to whom cash, if any, and payment for fractional shares, if any, is to be made, if other than to and in the name of the registered Holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be converted
     (if less than all):
$
Social Security or Other Taxpayer
     Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	GLOBAL INDUSTRIES, LTD. WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Global Industries, Ltd. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.
Dated:

Signature(s):

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.
     Debenture Certificate Number:
     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
     Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
     For value received                                                              hereby sell(s) assign( s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Debentures prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debentures are being transferred:
☐	To Global Industries, Ltd. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Debentures has been transferred to Global Industries, Ltd. or a subsidiary thereof, the undersigned confirms that such Debentures are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an
“eligible guarantor institution” meeting the
requirements of the Registrar, which
requirements include membership or
participation in the Security Transfer Agent
Medallion Program (“STAMP”) or such other
“signature guarantee program” as may be
determined by the Registrar in addition to,
or in substitution for, STAMP, all in
accordance with the Securities Exchange Act
of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE3
     The following increases or decreases in this Global Debenture have been made:

Principal Amount of
	Amount of decrease	Amount of increase	this Global	Signature of authorized
	in Principal Amount	in Principal Amount	Debenture following	signatory of Trustee or
Date	of this Global Debenture	of this Global Debenture	such decrease or increase	Debentures Custodian

[3]	For Global Securities only.

EXHIBIT B
FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION
     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
     (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),
     (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND

B-1

     (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;
PROVIDED THAT THE COMPANY AND ITS TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

B-2